EXHIBIT 23.2




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                          INDEPENDENT AUDITORS' CONSENT



January 14, 2004


Luna Technologies International, Inc.
61-A Fawcett Road
Coquitlam, British Columbia
Canada  V3K 6V2


      We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2003 on the financial statements of Luna Technologies International, Inc. as of December 31, 2002 and the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Dale Matheson Carr-Hilton LaBonte
(formerly LABONTE & CO)
Chartered Accountants
Vancouver, British Columbia